UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 11, 2006

Commission file number 1-13163
___________

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01    Other Events

On March 13, 2006, YUM! Brands, Inc. issued a press release stating that Andrall E. Pearson, a member of the Company’s Board of Directors and its Founding Chairman, passed away on March 11. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 16, 2006, YUM! Brands, Inc. announced that its Board of Directors authorized the repurchase of up to an additional $500 million of the company’s outstanding common stock over a period of up to 12 months. The Company also announced that its Board of Directors approved a dividend of $0.115 per share of Common Stock, which will be distributed May 5, 2006, to shareholders of record at the close of business on April 14, 2006. A copy of the Company’s press release announcing the authorization of the share repurchases and quarterly dividend is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

 Item 9.01    Financial Statements and Exhibits
(c)	Exhibits
99.1	Press Release dated March 13, 2006 from YUM! Brands, Inc.: Andrall E. Pearson, Founding Chairman of YUM! Brands, Passed Away on March 11, 2006
99.2	Press Release dated March 16, 2006 from YUM! Brands, Inc.: YUM! Brands, Inc. Announces an Additional $500 Million Share-Repurchase Authorization and Declares Quarterly Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: March 16, 2006	/s/ John P. Daly
Assistant Secretary